Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Hawaiian Electric Industries, Inc.:

We consent to use of our reports dated February 19, 2010, with respect to the consolidated statements of income, changes in shareholders’ equity, and cash flows of Hawaiian Electric Industries, Inc. and subsidiaries for the year ended December 31, 2009, and on all related financial statement schedules, incorporated herein by reference and to the reference of our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Honolulu, Hawaii
March 28, 2012